SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: December 19, 2006 (Date of earliest event reported)
SALLY BEAUTY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33145	36-2257936
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)
3001 Colorado Boulevard
Denton, Texas 76210
(Address of principal executive offices)
(940) 898-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On December 19, 2006, Sally Beauty Holdings, Inc. (the “Company”) announced that (1) its Beauty Systems Group LLC subsidiary, other than its Armstrong-McCall division (“BSG”), will not retain its rights to distribute the professional products of the Professional Products Division of L’Oreal USA S/D, Inc. (“L’Oreal”) through its distributor sales consultants (effective January 30, 2007, with exclusivity ending December 31, 2006) or in its stores on an exclusive basis (effective January 1, 2007) in those geographic areas within the U.S. in which BSG currently has distribution rights, and (2) BSG’s Armstrong McCall division will not retain the rights to distribute Redken professional products through distributor sales consultants or its stores. In replacement of these rights, BSG entered into long-term agreements with L’Oreal under which, as of January 1, 2007, BSG will have non-exclusive rights to distribute the same L’Oreal professional products in its stores that it previously had exclusive rights to in its stores and through its sales consultants. Armstrong McCall will retain its exclusive rights to distribute Matrix products in its territories.
Attached as Exhibit 99.1 are scripted Questions and Answers (Q&A), dated December 19, 2006, to be used by the Company when discussing these developments with representatives of the financial community.
In accordance with General Instruction B.2 of Form 8-K, the information included or incorporated in Item 7.01 of this report, including Exhibit 99.1, is being furnished to the Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
(d) See exhibit index.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: December 19, 2006

SALLY BEAUTY HOLDINGS, INC.
By:	/s/ Raal H. Roos
	Name:	Raal H. Roos
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Scripted Questions and Answers (Q&A), dated December 19, 2006, to be used by Sally Beauty Holdings, Inc. when discussing developments to its relationship with L’Oreal with representatives of the financial community

4